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                                                                    EXHIBIT 99.2

                            CAPITAL AUTOMOTIVE REIT

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                            BROKER AND NOMINEE FORM

By Mail:

     To:  American Stock Transfer & Trust Company
          40 Wall Street
          New York, NY 10005
          Telephone: (800) 278-4353
          Attn: Dividend Reinvestment Department

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INSTRUCTIONS                                   DATED:
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     As provided in the current Prospectus (the "Prospectus") relating to the
Dividend Reinvestment and Share Purchase Plan (the "Plan") of Capital Automotive REIT (the "Company"), this form is to be used only by a broker, bank nominee or trustee investing an optional cash payment on behalf of a beneficial owner whose shares are held in the name of a major securities depository.

     The broker, bank nominee or trustee submitting this form hereby certifies that (i) a current copy of the Prospectus, together with any supplements thereto, has been delivered to the beneficial owner on whose behalf the optional cash payment listed below is being transmitted; (ii) the information contained herein is true and correct as of the date of this form and will continue to be true and correct on the business day immediately preceding the investment date next following the date of this form; and (iii) the amount of the optional cash payment listed below for such participating beneficial owner is not less than $500 or more than $10,000.

     A new form must be completed each time an optional cash payment is submitted.

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Name of Participant Submitting Payment

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Address

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Area Code and Telephone Number

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Optional Cash Payment Amount ($)

     Form of Payment:  [ ] Check  [ ] Money Order  [ ] Wire

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Name of Broker, Bank or Other Nominee

Signature

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By Broker, Bank Nominee or Trustee

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Authorized Signature
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[ ] New Participant. Please enroll us on behalf of the beneficial owner, who does not currently own Company shares, in a Share Purchase Program account. Dividends on Plan shares acquired through optional cash payments by any beneficial owner will be:

    [ ] paid directly to           .

    [ ] fully enrolled in the Dividend Reinvestment Program. Please apply all dividends on shares of the Company acquired with optional cash payments to the purchase of additional common shares of beneficial interest of the Company.

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Taxpayer Identification Number

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Contact

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Name of Depository

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Participant Number with Depository

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